CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CASELLA WASTE SYSTEMS, INC.

       CASELLA WASTE SYSTEMS, INC. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

       At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

       "RESOLVED: That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted and the following is inserted in lieu thereof:

       "FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 30,000,000 shares of Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), (ii) 1,000,000 shares of Class B Common Stock, $0.01 par value per share ("Class B Common Stock; and collectively with the Class A Common Stock, the "Common Stock") and
(iii) 5,941,250 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock")."

       IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its ____________ this ____ day of ___________, 1997.


                                         CASELLA WASTE SYSTEMS, INC.


                                         By:________________________________